Exhibit 16.1

March 3, 2009

Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, D.C. 20549

Re:         Prevention Insurance.Com, Inc.
                                                   Form 8-K/A Amendment No. 1

To the Securities and Exchange Commission:

Please be advised that we have been presented with a copy of Amendment No. 1 to Form 8-K (File No. 000-32389) of Prevention Insurance.Com, Inc. “Company”) and have reviewed the same. We agree with the statements made by the Company in Amendment No. 1 to the Form 8-K.

We consent to the filing of this letter as Exhibit 16.1 to Amendment No. 1 to the Form 8-K.

Very truly yours,

/s/ Lynda R. Keeton CPA, LLC
Lynda R. Keeton CPA, LLC
Las Vegas, NV